Exhibit 14.2

INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees and Shareholders of BLANCHARD CAPITAL GROWTH FUND

We consent to the incorporation by reference in Pre-Effective Amendment No. 1 to this Registration Statement on Form N-14 (No. 333-18571) of The Style Manager:
Large Cap Fund (a portfolio of The Virtus Funds), of our report dated
December 20, 1996 on the Blanchard Capital Growth Fund appearing in the
Annual Report of Blanchard Capital Growth Fund for the year ended
October 31, 1996, and to the references to us within this Registration
Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Pittsburgh, Pennsylvania
January 21, 1997